Exhibit 4.2
AMENDMENT NO. 2 TO FORBEARANCE AGREEMENT
          AMENDMENT NO. 2 TO FORBEARANCE AGREEMENT, dated as of June 27, 2008 (this “Amendment”), among (a) Home Solutions of America, Inc., a Delaware corporation (the “Borrower”), (b) each of the lenders party hereto (individually, together with its successors and assigns, a “Lender” and collectively, the “Lenders”), (c) each of the Debtors set forth in the Pledge and Security Agreement dated as of November 1, 2006 (collectively, the “Debtors” or each, a “Debtor”), (d) the Guarantors (as such term is defined in the Credit Agreement) (collectively, with the Debtors and the Borrower, the “Credit Parties” and each, individually, a “Credit Party”) and (e) Texas Capital Bank, National Association, as Lender, Administrative Agent, Arranger and Sole Bookrunner (the “Agent”).
WITNESSETH:
          WHEREAS, on or about November 1, 2006, the Borrower, the Agent, and the Lenders party thereto entered into the Credit Agreement dated as of November 1, 2006 (as it may be amended from time to time, the “Credit Agreement”).1
          WHEREAS, on or about February 6, 2008, the Borrower, the Agent, the Lenders, the Debtors, and the Credit Parties entered into a Forbearance Agreement (as subsequently amended, the “Forbearance Agreement”) pursuant to which the Lenders agreed to forbear, during the Forbearance Period (as such term is defined in the Forbearance Agreement), from exercising their rights and remedies under the Loan Documents with respect to certain then-existing Events of Default (the “Existing Events of Default”).
          WHEREAS, on or about June 3, 2008, the Borrower, the Agent, the Lenders, the Debtors, and the Credit Parties entered into that certain Amendment No. 1 to Forbearance Agreement (“Amendment No. 1”) pursuant to which the parties amended the terms of the Forbearance Agreement.
          WHEREAS, certain defaults exist and are continuing under the Forbearance Agreement (collectively, the “Existing Forbearance Events of Default”).
          WHEREAS, notwithstanding the existence of the Existing Forbearance Events of Default, the Borrower has requested, and the Lenders have agreed, to amend the Forbearance Agreement as set forth below.
          NOW, THEREFORE, in consideration of the premises and the agreements hereinafter contained, and for other good and valuable consideration, notwithstanding any provisions of the Credit Agreement or the Forbearance Agreement to the contrary, the parties hereto hereby agree as follows:
          1. Modification of Minimum Interim Reductions. Subparagraph 3(a) of Amendment No. 1 is hereby deleted and replaced in its entirety by the following:

[1]	Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

          (a) Notwithstanding anything to the contrary in Paragraphs 10, 11 and 12 of the Forbearance Agreement, during the period commencing on May 19, 2008 and ending on July 15, 2008 (the “Pay-Off Period”), the Borrower shall have made to the Agent for the benefit of the Lenders payments, whether from the collection of accounts receivable or otherwise and after taking into account the order of application set forth in Paragraph 2 above,2 that result in the reduction of the principal amount of the Borrower’s Obligations under the Credit Agreement in the aggregate amount of $10,500,000 (the “Pay-Off Amount”), including minimum interim aggregate reductions of principal of $5,450,000 by July 1, 2008; and $10,500,000 by July 15, 2008 (each, a “Minimum Interim Reduction”). If any such payments are funded with the proceeds of a disposition of an asset other than accounts receivable, and the Lenders have granted prior written consent of such disposition, the Agent shall release its lien on such asset, contemporaneously with its receipt of 100% of the proceeds of such disposition in readily available funds.
          2. Consent to Sale of PWS. Execution of this Amendment No. 2 by a Super Majority of Lenders shall constitute consent of the Lenders to the sale of substantially all the assets of P.W. Stephens, Inc. (“PWS”) for an amount not less than $5,000,000; provided that prior to such sale (i) the Borrower shall have delivered to the Agent a copy of the fully executed agreement for the sale of the PWS assets and such agreement is in form and substance satisfactory to the Agent; (ii) the Credit Parties shall have remitted to the Agent 100% of all accounts receivable collected by PWS from June 15, 2008 through the date immediately preceding the date of closing of such sale; (iii) the Borrower shall have delivered to the Agent a form of warrant agreement in form and substance satisfactory to the Agent as contemplated by Paragraph 7 of Amendment No. 1; and (iv) the Borrower shall have satisfied the Additional Funding Commitment provided for in Paragraph 3 below.
          3. Additional Funding Commitment. On or before July 1, 2008, the Borrower shall provide the Agent with a copy of (i) one or more fully executed bridge funding commitments or other arrangements in form, substance and amount satisfactory to the Lenders and in any event in an aggregate amount of no less than $5,500,000 (the “Additional Funding Commitment”), which Additional Funding Commitment shall designate the Lenders as third party beneficiaries of same, to provide liquidity from the Closing Date until August 1, 2008 to the Borrower in amounts sufficient to maintain the financial viability of the Borrower and to fulfill the obligations of the Borrower under the Forbearance Agreement including this Amendment, and (ii) a personal commitment from Michael J. McGrath individually to fund Evenflo Funding, LLC or such other entity as shall provide the Additional Funding Commitment in an amount no less than $2,000,000 in the event Borrower does not satisfy all Payoff Conditions on or before August 1, 2008.
          4. Conditions to Effectiveness. This Amendment shall become effective as of the date the following conditions precedent (collectively, the “Conditions Precedent”) have been satisfied, in no event later than July 2, 2008 (the “Closing Date”):

[2]	Reference is to Paragraph 2 of Amendment No. 1.

          (a) The Agent shall have received from each Credit Party a duly executed counterpart of this Amendment;
          (b) The Agent shall have received from a Super Majority of Lenders a duly executed counterpart of this Amendment; and
          (c) The Agent shall have duly executed a counterpart of this Amendment.
          5. Ratification. Except as expressly amended hereby, the Forbearance Agreement, the Credit Agreement and each other Loan Document remain in full force and effect, and each Credit Party hereby ratifies and confirms each such Loan Document.
          6. Releases. Each Credit Party hereby acknowledges its status as a Credit Party and affirms its obligations under the Credit Agreement and Loan Documents and represents and warrants that there are no liabilities, claims, suits, debts, liens, losses, causes of action, demands, rights, damages or costs, or expenses of any kind, character or nature whatsoever, known or unknown, fixed or contingent (collectively, the “Claims”) that any Credit Party may have or claim to have against the Agent, any Lender or any Participant, or any of their respective affiliates, agents, employees, officers, directors, representatives, attorneys, successors and assigns (collectively, the “Lender Released Parties”), which might arise out of or be connected with any act of commission or omission of the Lender Released Parties existing or occurring on or prior to the date of this Amendment, including, without limitation, any Claims arising with respect to the Obligations or any Loan Documents. In furtherance of the foregoing, each Credit Party hereby releases, acquits and forever discharges the Lender Released Parties from any and all Claims that any Credit Party may have or claim to have, relating to or arising out of or in connection with the Obligations or any Loan Documents or any other agreement or transaction contemplated thereby or any action taken in connection therewith from the beginning of time up to and including the date of the execution and delivery of this Amendment. Each Credit Party further agrees forever to refrain from commencing, instituting or prosecuting any lawsuit, action or other proceeding against any Lender Released Parties with respect to any and all Claims which might arise out of or be connected with any act of commission or omission of the Lender Released Parties existing or occurring on or prior to the date of this Amendment, including, without limitation, any Claims arising with respect to the Obligations or any Loan Documents and any Claims, demands or causes of action brought pursuant to chapter 5 of the Bankruptcy Code.
          7. Reference to and Effect on the Loan Documents.
          (a) All of the terms of any Loan Document shall remain unchanged and in full force and effect except as specifically modified hereby.
          (b) This Amendment is, and shall be, a Loan Document.
          (c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver or cure of any Default or Event of Default, right, power or remedy under any Loan Document, nor constitute a waiver of any other provision of any Loan Document, including, but not limited to, with respect to the Existing Events of Default or

Existing Forbearance Events of Default, other than with respect to the Lenders’ agreement to forbear as set forth in Paragraph 1 of the Forbearance Agreement. The Credit Parties acknowledge that, notwithstanding the execution, delivery and effectiveness of this Amendment, the Existing Events of Default and the Existing Forbearance Events of Default exist and are continuing until payment in full of the Obligations under the Loan Documents or full and complete satisfaction of the Payoff Conditions.
          (d) Except as expressly provided herein, the Lenders reserve all rights, claims and remedies that they have or may have against the Borrower, the Debtors, and any other Credit Parties.
          8. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.
          9. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
          10. Section Numbers. Unless otherwise indicated, all references to section numbers are references to sections of this Amendment.
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          In Witness Whereof, the parties hereto have caused this Amendment to be executed by their respective officers and members thereunto duly authorized, as of the date first above written.

BORROWER: HOME SOLUTIONS OF AMERICA, INC. as Borrower
By:
Name:
Title:

DEBTORS AND GUARANTORS: CORNERSTONE MARBLE & GRANITE, INC.
By:
Name:
Title:

FIBER-SEAL SYSTEMS, L.P.
By:
Name:
Title:

FIRELINE RESTORATION, INC.
By:
Name:
Title:

HOME SOLUTIONS RESTORATION OF LOUISIANA, INC.
By:
Name:
Title:

P.W. STEPHENS, INC.
By:
Name:
Title:

SOUTHERN EXPOSURE UNLIMITED OF FLORIDA, INC.
By:
Name:
Title:

S.E. TOPS OF FLORIDA, INC.
By:
Name:
Title:

FSS HOLDING CORP.
By:
Name:
Title:

SOUTHERN EXPOSURE HOLDINGS, INC.
By:
Name:
Title:

LENDERS: TEXAS CAPITAL BANK, NATIONAL ASSOCIATION, as Administrative Agent
By:
Name:
Title:

TEXAS CAPITAL BANK, NATIONAL ASSOCIATION, as Lender
By:
Name:
Title:

AMEGY BANK, N.A., as Lender
By:
Name:
Title:

BANK OF OKLAHOMA, N.A., as Lender
By:
Name:
Title:

COMPASS BANK, as Lender
By:
Name:
Title:

AMARILLO NATIONAL BANK, as Lender
By:
Name:
Title: